Exhibit 5.1

780 NORTH WATER STREET MILWAUKEE, WI 53202-3590 TEL 414-273-3500 FAX 414-273-5198 www.gklaw.com

March 30, 2009

ZBB Energy Corporation

N93 W14475 Whittaker Way

Menomonee Falls, WI 53051

Re:

Registration Statement on Form S-3 Filed by ZBB Energy Corporation

Gentlemen:

We have acted as counsel to ZBB Energy Corporation, a Wisconsin corporation (the “Company”), in connection with Pre-Effective Amendment No. 1 to its Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).  Under the Registration Statement, the Company may offer and sell from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”): (i) shares of common stock of the Company, $0.01 par value per share (the “Common Stock”); (ii) warrants to purchase Common Stock (the “Warrants”); (iii) the Company’s senior debt securities, in one or more series, consisting of notes, debentures, bonds and other evidence of indebtedness (the “Senior Debt Securities”), and (iv) the Company’s subordinated debt securities, in one or more series, consisting of notes, debentures, bonds and other evidence of indebtedness (the “Subordinated Debt Securities” and collectively with the Senior Debt Securities, the “Debt Securities”).  The Common Stock, Warrants and Debt Securities are collectively referred to herein as the “Securities.”  The proposed maximum aggregate public offering price of the Securities to be sold by the Company is $10,000,000, on terms as set forth in the Prospectus and any Prospectus Supplement.

The Securities may be offered separately or as part of units with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in the Prospectus Supplements.

The Senior Debt Securities will be issued pursuant to and governed by an indenture proposed to be entered into between the Company and a financial institution to be named therein, as trustee (the “Trustee”) and one or more supplemental indentures to be entered in to between the Company and the Trustee (together, the “Senior Indenture”), and the Subordinated Debt Securities will be issued pursuant to and governed by an indenture proposed to be entered into between the Company and the Trustee and one or more supplemental indentures to be entered into between the Company and the Trustee (together, the “Subordinated Indenture,” and collectively with the Senior Indenture, the “Indentures”) the forms of which are filed as exhibits

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to the Registration Statement.  The Warrants may be issued from time to time under one or more warrant agreements (each, a “Warrant Agreement”) by and between the Company and a financial institution identified therein (each, a “Warrant Agent”).

In our capacity as counsel to the Company, we have examined originals or copies of such agreements, instruments and documents and have received such information from officers and representatives of the Company and others, in each case, as we have deemed necessary or appropriate for purposes of this opinion.  In our examination of such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies.  As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.  The Common Stock will be duly authorized, validly issued, fully paid and non-assessable when: (i) the Board of Directors shall have taken all necessary corporate action to approve the issuance of the Shares in accordance with the Company’s amended articles of incorporation (the “Articles of Incorporation”) and by-laws (the “By-Laws”) and the Wisconsin Business Corporation Law (the “WBCL”), which corporate action shall remain in full force and effect, without amendment or modification, at all times during which the Common Stock is offered and sold by the Company in accordance with the Prospectus and/or any Prospectus Supplement; and (ii) certificates representing the Common Stock shall have been duly executed, countersigned, registered and duly delivered to the purchasers thereof or the Common Stock shall have been issued without certificates, in either case against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

2.  The Warrants of each series thereof will be duly authorized and constitute the valid and binding obligations of the Company when: (i) a Warrant Agreement relating to such Warrants shall have been duly authorized, executed and delivered by the Company and the Warrant Agent or Agents thereunder; (ii) the Board of Directors shall have taken all necessary corporate action to approve the issuance of such Warrants and to establish the terms and conditions thereof in accordance with the Articles of Incorporation, By-Laws and the WBCL, which action shall remain in full force and effect, without amendment or modification, at all times at which such Warrants are offered and sold by the Company in accordance with the Prospectus and/or any Prospectus Supplement; (iii) any and all actions required under the WBCL to validly issue the Common Stock issuable upon exercise of the Warrants shall have been taken; and (iv) such Warrants shall have been duly executed and authenticated or countersigned as provided in the Warrant Agreement relating thereto and duly delivered to the purchasers thereof against payment of the agreed consideration therefore in accordance with the applicable underwriting, purchase or similar agreement.

3.  The Debt Securities of each series thereof will be duly authorized, validly issued and constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, when (i) the Board of Directors shall have taken all necessary corporate action to approve the issuance of such Debt Securities and to establish the terms and conditions thereof in accordance with the applicable Indenture and applicable law, which corporate action shall remain in full force and effect, without amendment or modification, at all times at which the Debt Securities of such series are offered and sold by the Company; (ii) the necessary supplemental indenture to the applicable Indenture (the “Supplemental Indenture”) shall have been duly authorized, executed and delivered by the Company and the Trustee; (iii) the Debt Securities of such series shall have been issued in the form and containing the terms described in the Registration Statement, any applicable Prospectus Supplements, the applicable Indenture, any applicable Supplemental Indentures and the corporate action; and (iv) the Debt Securities of such series shall have been duly authenticated, executed and delivered in accordance with the applicable Indenture against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement or upon exchange in accordance with the terms of any other Security that has been duly authorized, issued, paid for and delivered.

The foregoing opinion is limited to the laws of the United States, the State of Wisconsin and the State of New York, each as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinion expressed herein.  The foregoing opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  The foregoing opinion is given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinion expressed herein that we may become aware of after the date hereof. Our opinions are also subject to the following exceptions, limitations and qualifications: (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or affecting creditors’ rights and remedies; and (ii) the effect of general principles of equity, whether raised in an action at law or in equity (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought. We express no opinion concerning the enforceability of: (a) provisions providing for indemnification, exculpation or contribution; (b) the waiver of rights or defenses contained in Section 513 of the Indentures; (c) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (d) provisions imposing liquidated damages, default interest, late charges, monetary penalties, make-whole premiums, or other economic remedies to the extent such provisions are deemed to constitute a penalty; (e) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (f) provisions for exclusivity, election or cumulation of rights or remedies; (g) provisions authorizing or validating conclusive or discretionary determinations; or (h) compliance with laws relating to permissible interest rates.

The foregoing opinion assumes that at, or prior to, the time of delivery of any such Security: (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (ii) any necessary Prospectus Supplement with respect to such Security shall have been timely filed with the SEC and any required exhibits shall have been timely filed with the SEC in an amendment to the Registration Statement; (iii) the Indentures have been duly authorized, executed and delivered by the Trustee and are valid and binding obligations of the Trustee enforceable against the Trustee in accordance with their terms, and any Supplemental Indenture and any Warrant Agreement shall have been duly authorized, executed and delivered by all parties thereto and will be valid and binding obligations of the parties thereto, other than the Company; (iv) the Indentures have become duly qualified under the Trust Indenture Act of 1939, as amended; and (v) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

This opinion letter has been prepared for use in connection with the Registration Statement.  We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus and each related Prospectus Supplement.  In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act, or within the category of persons whose consent is required to be given under Section 7 of the Securities Act.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.

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